UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
(Date of earliest event reported): July 26, 2005
FIRST VIRTUAL COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
303 Twin Dolphin Drive, Sixth Floor
Redwood City, California 94065
(Address of principal executive offices) (Zip code)
(650) 632-4581
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     As previously reported, on January 20, 2005, First Virtual Communications, Inc. (the “Company”) and its wholly owned subsidiary, CUseeMe Networks, Inc. (collectively with the Company, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, located in San Francisco (the “Bankruptcy Court”). As also previously reported, on March 15, 2005, the Debtors completed a sale of substantially all their assets for $7.15 million in cash plus certain additional consideration under an asset purchase agreement dated as of February 28, 2005 with RADvision Ltd.
     On July 26, 2005, the Debtors filed with the Bankruptcy Court their monthly consolidated operating report (the “Operating Report”), as required by the Bankruptcy Code, for the period June 2005, the text of which is included as the attached Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
Exhibit No.         Description
99.1                     Monthly Operating Report for the Period June 2005

Cautionary Statement Regarding Financial and Operating Data
     The Company cautions readers not to place undue reliance on the information contained in the Operating Report. The Operating Report contains financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format agreed to between the Debtors and the Office of the United States Trustee and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and that information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.
Cautionary Statement Regarding Forward-Looking Statements
     In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions under a plan or plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.
     We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions, and circumstances on which these forward-looking statements are based may change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan Morgan
Jonathan G. Morgan
Chief Executive Officer, Chief Financial Officer, and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Monthly Operating Report for the Period June 2005